UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	October 01, 2008

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item. 8.01. Other Events.

On October 1, 2008, the Board of Directors of ISCO International, Inc. (the “Company”) met to discuss the current status and future outlook for its wholly-owned subsidiary, Clarity Communication Systems Inc. (“Clarity”), which operates the Company’s software business.  Management believes the long-term outlook for the Clarity business is favorable.  However, based on management’s financial projections, optimal execution of the Clarity business plan will require additional funding for some period of time.  The Board of Directors has recognized the current challenging conditions in the financial and credit markets and the impact of those conditions on the ability to raise the required funding to execute the business plan.  Given these conditions, the Board of Directors has directed management to actively pursue the sale of, or other partnership or strategic options for, this business unit.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, including those risks set forth in the Company’s filings with the SEC, including its most recent Form 10-Q, 10-K and other filings that are available through EDGAR at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: October 6, 2008	By: /s/ Gary Berger Gary Berger Chief Financial Officer